EXHIBIT 99.1

AUTOZONE, INC. ENHANCED SEVERANCE PAY PLAN

AutoZone, Inc. (hereinafter the "Company") hereby adopts the AutoZone, Inc. Enhanced Severance Pay Plan (the "Plan"), effective upon the date of its execution.

Section 1: Purpose; Definitions

1.1    Purpose.  The purpose of the Plan is to provide severance pay to eligible employees of the Company and its Designated Subsidiaries in the circumstances and on the conditions specified.  The Plan is an "employee welfare benefit plan" within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, (hereinafter "ERISA").  Neither the receipt nor the amount of any severance payment is contingent, directly or indirectly, on an employee's retirement.  Severance payments are contingent, prospective payments that may be provided under the circumstances and conditions described.

1.2    Definitions.

a. Cause.  With respect to any Participant, Cause shall have the meaning set forth in the noncompete agreement between or among the Company, the Designated Subsidiary and the Participant, as applicable.

b. Code.  The Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

c. Covered Employer.  For purposes of the Plan, the term "Covered Employer" is defined to mean the Company or one of the Company’s Designated Subsidiaries.

d. Designated Subsidiaries. For purposes of the Plan, the term "Designated Subsidiaries" means those companies listed on Appendix "A" hereto.

e. Eligible Employee. An individual designated by the Company or a Designated Subsidiary, who (i) has executed a noncompete agreement in a form acceptable to the Company or the Designated Subsidiary, (ii) is not eligible for severance benefits under any other plan, program, policy, procedure or agreement of or with the Company or the Designated Subsidiary, (iii) incurs a Separation From Service without Cause, by action of the Company or Designated Subsidiary, other than as a result of death, total disability as contemplated by a long term disability plan of the Company or Designated Subsidiary, or any voluntary resignation or termination, and (iv) executes a Final Release, at the time of Separation From Service.

f. Final Release. A general release effective between or among the Company and/or Designated Subsidiary and the Participant, which is satisfactory in form and substance to the Company and/or the Designated Subsidiary, as applicable, and for which the period has expired for the exercise of any revocation rights of the Participant with respect thereto.

g. Other Key Employees.  Any Eligible Employee other than a Senior Officer or a Vice President.

h. Participant.  Each Eligible Employee.

i. Plan Administrator.  The Company is the Plan Administrator.  The Company may delegate its authority under the Plan to such person(s) as it deems necessary or appropriate from time to time, and any such delegation shall carry with it the Plan Administrator’s discretionary authority.

j. Plan Year.  The Plan Year is the 12-month period beginning each January 1 and ending the next following December 31.

k. Separation From Service.  A termination of substantial services for the Company and any affiliate thereof within the contemplation of Code Sections 414(b) and 414(c).  An individual will not be treated as having incurred a Separation From Service where the individual’s level of future services for the Company and any affiliate is reasonably anticipated by the Employer to exceed 20% of the average level of bona fide services provided by that individual in any capacity for the prior 36 month period, or the prior period of services if less, but will be treated as having incurred a Separation From Service at any time when such reasonably anticipated level of future services is equal to or less than such 20% average level of prior services.

l. Senior Officer.  An officer of the Company above the level of Vice President, including, without limitation, the President, Senior Vice Presidents, Executive Vice Presidents, the Chief Operating Officer and the Chief Executive Officer.

m. Specified Employee.  Any service provider who, as of the date of a Separation From Service, is a key employee of the Company within the contemplation of Code Section 416(i)(1)(A)(i), (ii), or (iii) at any time during the 12-month period ending on a specified employee identification date.  The Specified Employee identification date is December 31.  The Specified Employee effective date is the first day of the fourth month following the Specified Employee identification date.

n. Standard Severance Policy.  The severance policy generally applicable to employees of the Company or the Designated Subsidiary, as applicable.

o. Vice President.  A Vice President of the Company.

p. Year of Service.  A calendar year in which an individual is credited with not fewer than one thousand (1,000) hours of service, as determined under Department of Labor Regulation 2530.200b-2(b) and (c).

Section 2: Eligibility

Each individual is a Participant in the Plan as of the date the individual satisfies all elements of the definition of an Eligible Employee.  No other persons have any rights under the Plan or to receive any benefit under the Plan.

Section 3: Plan Benefits

3.1    Benefits. A Participant is eligible to receive periodic severance payments based upon employment status at the time of a Separation From Service, in accordance with the applicable following schedule:

Senior Officers:

Years of Service	Duration of Periodic Severance
0-1	12 months
1-5	18 months
5+	24 months

Vice Presidents:

Years of Service	Duration of Periodic Severance
0-2	6 months
2-5	9 months
5+	12 months

Other Key Employees:

Years of Service	Duration of Periodic Severance
0-2	3 months
2-5	6 months
5+	9 months

3.2    Payment of Benefits.  Except as provided in section 5.3 with respect to certain death benefits, Plan benefits will be paid for the appropriate duration, using the payroll date frequency in effect for the Participant as of the date the individual incurs a Separation From Service.  Payments generally will begin on the payroll date for the first payroll period which begins after the date of the Separation From Service.  Provided, however, that in the case of any Specified Employee any payment which would otherwise be made within the six (6) month period after the date of the Participant’s Separation From Service will be accumulated and paid on the first business date which occurs after the expiration of such six (6) month period.

3.3    Deductions.  The employer will effect all legally required deductions.

Section 4: Financing Plan Benefits

All Plan benefits shall be paid directly by the Company or Designated Subsidiary out of its general assets. All Plan benefits are unfunded and unsecured until paid.

Section 5: Miscellaneous

5.1    Employment Rights.  The Plan does not constitute a contract of employment. Participation does not give any person the right to be rehired or retained.

5.2    Controlling Law.  ERISA shall be controlling in all matters relating to the Plan.  The provisions of this Plan are intended to be applied in a manner consistent with Code Section 409A,  but neither the Company nor any affiliate thereof shall be liable for any determination by any person(s) that the arrangement or the administration thereof is subject to the tax provisions of Code Section 409A.

5.3    Interests Not Transferable.  The interests of persons entitled to benefits under the Plan may not be sold, transferred, alienated, assigned nor encumbered; provided, however, that upon the death of a Participant in pay status under the Plan, the sum of any remaining scheduled benefit payments will be paid in a lump sum to the surviving spouse of the Participant, if any, or if none then to the estate of the Participant.

5.4    Headings.  The headings of sections and subsections herein are for convenience of reference only and shall not be construed or interpreted as part of the Plan.

5.5    Severability.  If any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been contained in the Plan.

5.6    Administration.  The Plan Administrator shall have the sole and final power, duty, discretion, authority and responsibility of directing and administering the Plan.  All directions by the Plan Administrator shall be conclusive on all parties concerned.  The Plan Administrator shall have the sole, absolute and final right and power to construe, interpret and administer the provisions of the Plan including, but not limited to, the power (i) to construe any ambiguity and interpret any provision of the Plan or supply any omission or reconcile any inconsistencies in such manner as it deems proper, (ii) to determine eligibility to become a Participant in the Plan in accordance with its terms, (iii) to decide all questions of eligibility for, and determine the amount, manner, and time of payment of, any benefits hereunder, and (iv) to establish uniform rules and procedures to be followed in any matters required to administer the Plan.

Section 6: Amendment and Termination

The Company reserves the right, in its sole discretion, to amend the Plan from time to time or to terminate the Plan, all without prior notice.  No representation by anyone can extend the Company’s severance pay policies to provide for severance payments that are not covered by the Plan.

IN WITNESS WHEREOF, AutoZone, Inc. has caused the Plan to be executed this 14th day of February, 2008.

AUTOZONE, INC.

By:  /s/ William C. Rhodes

Title:   William C. Rhodes
President & CEO

By:  /s/ Harry L. Goldsmith

Title:   Harry L. Goldsmith
Executive Vice President, General Counsel and Secretary

APPENDIX A

LIST OF DESIGNATED SUBSIDIARIES

AutoZoners, LLC

AutoZone Puerto Rico, Inc.

AutoZone West, Inc.

AZ California, LLC

AZ Texas, LLC

ServiceZone S. de RL de CV